UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Eledon Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Eledon Pharmaceuticals P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Eledon Pharmaceuticals, Inc. Annual Meeting of Stockholders Tuesday, June 10, 2025 11:30 AM, Pacific Time Eledon Pharmaceuticals, 19800 MacArthur Boulevard, Suite 250, Irvine, CA 92612 For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/ELDN To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before May 30, 2025. Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report or Form 10-K Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held On June 10, 2025 For Stockholders of record as of April 11, 2025 To order paper materials, use one of the following methods. Logo Internet: www.investorelections.com/ELDN Logo Call: 1-866-648-8133 Logo Email: paper@investorelections.com * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions SEE REVERSE FOR FULL AGENDA Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Eledon Pharmaceuticals Eledon Pharmaceuticals, Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 and 4 PROPOSAL 1. Election of Class II Directors 1.01 Keith A. Katkin 1.02 Allan D. Kirk, M.D., Ph.D., FACS 1.03 John S. McBride 2. Approval of an amendment to the Certificate of Incorporation, to increase the number of authorized shares of Common Stock from 200,000,000 to 300,000,000. 3. Approval of an amendment to the Certificate of Incorporation, to provide for exculpation of certain officers. 4. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.